HAYES WHEELS INTERNATIONAL, INC

                                      AND

                    MANUFACTURERS AND TRADERS TRUST COMPANY

                                  AS TRUSTEE



                         FIRST SUPPLEMENTAL INDENTURE

                          Dated as of June 20, 1996

                        Supplementing Indenture dated
                           as of November 15, 1992

                             9-1/4% Senior Notes
                                   due 2002

               THIS FIRST SUPPLEMENTAL INDENTURE, dated as of
          June 20, 1996 (the First Supplemental Indenture ), by and between Hayes Wheels International, Inc., a Delaware corporation (the Company ), and Manufacturers and Trad-ers Trust Company, a New York banking corporation, as Trustee (the Trustee ). For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, capi-talized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Indenture (as defined below).

               WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the Indenture ), dated as of November 15, 1992, providing for the creation and issuance by the Company of up to the aggregate prin-cipal amount of $100,000,000 of 9-1/4% Senior Notes due 2002 (the Securities ); and

               WHEREAS, Section 9.02 of the Indenture provides that the Company, when authorized by a resolution of its Board of Directors, and the Trustee, together with the written consent of the Holders of a majority in aggregate princi-pal amount of the outstanding Securities, may amend the Indenture, subject to certain exceptions set forth in
          Section 9.02 of the Indenture; and

               WHEREAS, the parties hereto are entering into this First Supplemental Indenture to (i) eliminate certain definitions set forth in Article 1 of the Indenture and
          (ii) amend or eliminate certain provisions set forth in Articles 4 and 5 of the Indenture, in each case, together with any and all references in the Indenture thereto (together, the "Proposed Amendments"); and

               WHEREAS, the Holders of a majority in aggregate principal amount of the outstanding Securities have duly consented to the Proposed Amendments in the manner set forth in Section 9.02 of the Indenture; and

               WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of resolutions of the Company s Board of Directors authorizing the execution of this First Supplemental Indenture, (ii) evidence of the written consent of the Holders of Securities set forth in the immediately pre-ceding clause and (iii) an Officers Certificate and an Opinion of Counsel in compliance with and to the effect set forth in Sections 9.06, 10.04 and 10.05 of the Inden-ture; and

               WHEREAS, all other acts and things necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument and all of the conditions and requirements set forth in Section 9.02 of the Indenture have been performed and fulfilled and the execution and delivery of this First Supplemental Indenture have been in all respects duly authorized by the Company and the Trustee.

               NOW, THEREFORE, in consideration of the premises set forth herein and notwithstanding any provision of the Indenture which, absent this First Supplemental Inden-ture, might operate to limit such action, the parties hereto have executed and delivered this First Supplemen-tal Indenture, and the Company does hereby covenant and agree with the Trustee for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities as follows:

               SECTION 1.  Elimination and Amendment of Certain
          Provisions of Article 1 of the Indenture.

               (a)  The following definitions set forth in Sections
          1.01 and 1.02, as the case may be, of the Indenture and any and all references in the Indenture thereto are hereby deleted in their respective entireties:

                         (i)   Accounts Receivable;

                         (ii)  Acquired Indebtedness;

                         (iii) Affiliate Transaction;

                         (iv)  Asset Sale;

                         (v)   Asset Sale Offer;

                         (vi)  Asset Sale Offer Date;

                         (vii) Asset Sale Offer Period;

                        (viii) Asset Sale Payment Date;

                         (ix)  Attributable Value;

                         (x)   Capitalized Lease Obligations;

                         (xi)  Consolidated Amortization Expense;

                         (xii) Consolidated Depreciation Expense;

                        (xiii) Consolidated Fixed Charge Coverage Ratio;

                        (xiv)  Consolidated Income Tax Expense;

                         (xv)  Consolidated Interest Expense;

                         (xvi) Consolidated Net Income;

                         (xvii) Consolidated Net Worth;

                        (xviii) Deficiency Date;

                         (xix)  Existing Indebtedness;

                         (xx)   Foreign Asset Sale;

                         (xxi)  Foreign Subsidiary;

                         (xxii) Independent Director;

                        (xxiii) Interest Expense;

                         (xxiv) Inventory;

                         (xxv)  Minimum Consolidated Net Worth;

                         (xxvi) Net Worth Offer;

                        (xxvii) Net Proceeds;

                       (xxviii) Offer Amount;

                       (xxix)   Offer Period;

                        (xxx)   Payment Date;

                         (xxxi) Permitted Lien;

                       (xxxii)  Reference Date;

                       (xxxiii) Refinancing Indebtedness;

                       (xxxiv)  Restricted Inventory;

                        (xxxv)  Restricted Payment;

                        (xxxvi) Short-Term Indebtedness; and

                       (xxxvii) Wholly Owned Subsidiaries.

               (b)  The following cross-reference set forth in
          Section 1.02 of the Indenture is hereby amended and restated to read as follows:

                     Successor                     5.02"

               SECTION 2.  Elimination of Certain Provisions of
          Article 4 of the Indenture.

               (a)  Sections 4.07, 4.08, 4.09, 4.11, 4.12, 4.13,
          4.14, 4.15 and 4.17 of the Indenture and any and all references in the Indenture thereto are hereby deleted in their respective entireties.

               SECTION 3.  Elimination and Amendment of Certain
          Provisions of Article 5 of the Indenture.

                    (a) Section 5.01 of the Indenture and any and all references in the Indenture thereto are hereby deleted in their respective entireties.

                    (b) Section 5.02 is hereby amended and restated in its entirety to read as follows:

                Section 5.02  Successor Corporation Substituted

                         Upon any consolidation or merger, or
               any sale, lease, conveyance or other disposi-tion of all or substantially all of the assets of the Company or any assignment of its obliga-tions under this Indenture or the Securities, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor has been named as the Company herein and the predecessor Company, in the case of a sale, lease, conveyance or other disposition or assignment, shall be released from all obliga-tions under this Indenture and the Securities.

                    SECTION 4.  Operation of Proposed Amendments.

                    Upon the execution and delivery of this First Supplemental Indenture by the Trustee and the Company, the Proposed Amendments contained herein will become effective but will not become operative until after the Notes validly tendered pursuant to the Company s Offer to Purchase and Consent Solicitation Statement, dated May [__], 1996, as may be amended from time to time (as so amended, the Statement ), are accepted for purchase by the Company in accordance with the terms of such State-ment.

                    SECTION 5.  Miscellaneous.

                    (a) Except as expressly modified hereby, the Indenture is in all respects ratified and confirmed and all terms, provisions and conditions thereof are and shall remain in full force and effect.

                    (b)  All agreements of the Company and the
          Trustee, respectively, in this First Supplemental Inden-ture shall bind their respective successors.

                    (c) This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

                    (d) If any provision of this First Supplemen-tal Indenture limits, qualifies or conflicts with the duties imposed by TIA SECTION 318(c), the imposed duties shall control.

                    (e) The titles and headings of the sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                    (f) The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                    (g) In case any provision of this First Sup-plemental Indenture shall be invalid, illegal or unen-forceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

                           [SIGNATURE PAGE FOLLOWS]


                    IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the date first written above.

                                 HAYES WHEELS INTERNATIONAL,   INC.

                                 By:  /s/ Barry J. Miller
                                    ________________________
                                    Name:  Barry J. Miller
                                    Title: Assistant Secretary

          [Seal]

                                 MANUFACTURERS AND TRADERS TRUST
                                 COMPANY

                                 By:  /s/ Russell T. Whitley
                                     _______________________
                                     Name:  Russell T. Whitley
                                     Title: Assistant Vice President

          [Seal]


          ________________________________________________________

                        HAYES WHEELS INTERNATIONAL, INC

                                      AND

                    MANUFACTURERS AND TRADERS TRUST COMPANY

                                  AS TRUSTEE



                        SECOND SUPPLEMENTAL INDENTURE

                          Dated as of June 26, 1996

                        Supplementing Indenture dated
                           as of November 15, 1992,
                                  as amended

                             9-1/4% Senior Notes
                                   due 2002

          ________________________________________________________


                    SECOND SUPPLEMENTAL INDENTURE, dated as of June 26, 1996 (this "Second Supplemental Indenture"), by and between Hayes Wheels International, Inc., a Delaware corporation (the "Company"), and Manufacturers and Trad-ers Trust Company, a New York banking corporation, as Trustee (the "Trustee"). For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, capi-talized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Indenture (as defined below).

                    WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of November 15, 1992, as amended by the First Supplemental Indenture, dated as of June 20, 1996 (as so amended, the "Indenture"), providing for the creation and issuance by the Company of up to the aggregate principal amount of $100,000,000 of 9-1/4% Senior Notes due 2002 (the "Secu-
          rities"); and

                    WHEREAS, Section 9.02 of the Indenture provides that the Company, when authorized by a resolution of its Board of Directors, and the Trustee, together with the written consent of the Holders of at least 66-2/3% in principal amount of the outstanding Securities, may amend provisions of the Indenture relating to a Change of Control; and

                    WHEREAS, the parties hereto are entering into this Second Supplemental Indenture to amend the defini-tion of Change of Control set forth in Article 1 of the Indenture (the "Proposed Amendment"); and

                    WHEREAS, the Holders of at least 66-2/3% in aggregate principal amount of the outstanding Securities have duly consented to the Proposed Amendment in the manner set forth in Section 9.02 of the Indenture; and

                    WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trust-ee (i) a copy of resolutions of the Company's Board of Directors authorizing the execution of this Second Sup-plemental Indenture, (ii) evidence of the written consent of the Holders of Securities set forth in the immediately preceding clause and (iii) an Officers' Certificate and an Opinion of Counsel in compliance with and to the effect set forth in Sections 9.06, 10.04 and 10.05 of the Indenture; and

                    WHEREAS, all other acts and things necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument and all of the conditions and requirements set forth in Section 9.02 of the Indenture have been performed and fulfilled and the execution and delivery of this Second Supplemental Indenture have been in all respects duly authorized by the Company and the Trustee.

                    NOW, THEREFORE, in consideration of the premis-es set forth herein and notwithstanding any provision of the Indenture which, absent this Second Supplemental Indenture, might operate to limit such action, the par-ties hereto have executed and delivered this Second Supplemental Indenture, and the Company does hereby covenant and agree with the Trustee for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities as follows:

               SECTION  6.  Amendment of the Definition of Change
          of Control. The following definition set forth in Sec-tion 1.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

                         " Change of Control  means any of the
               following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of transactions; (ii) the acquisi-tion by the Company and/or any of its Subsidiaries of 50% or more of the aggregate voting power of all classes of Common Equity of the Company in one transaction or a series of related transactions;
               (iii) the liquidation or dissolution of the Company; or (iv) any transaction or series of transactions (as a result of a tender offer, merger, consolida-tion or otherwise) that results in, or that is in connection with, (a) any Person, including a group (within the meaning of Section 13(d)(3) of the
               Exchange Act) that includes such Person, acquiring
                beneficial ownership  (as defined in Rule 13d-3
               under the Exchange Act), directly or indirectly, of
               35% or more of the aggregate voting power of all classes of Common Equity of the Company or Person that controls the Company at a time when the Company is not a Subsidiary, direct or indirect, of Varity (it being understood that Varity shall not be deemed to have acquired beneficial ownership, directly or indirectly, or 35% or more of such aggregate voting power unless, prior thereto, it shall have reduced such beneficial ownership to less than 35% of such aggregate voting power), (b) so long as the 9 3/4% Senior Notes due 1996 of K-H Corporation shall be outstanding, the Company becoming a Subsidiary (as defined in the indenture, dated as of December 15, 1985, governing such securities) of K-H Corporation, or (c) less than 50% (measured by the aggregate voting power of all classes) of the Company's Common Equity being registered under Section 12(b) or 12(g) of the Exchange Act. Any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, Varity or (subject to clause
               (b)) any Subsidiary of Varity, including a group (within the meaning of Section 13(d)(3) of the Exchange Act) that includes Varity or (subject to clause (b)) any Subsidiary of the Parent, increasing its beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, to 81% or more of all classes of Common Equity of the Company shall be treated for purposes hereof as if a Change of Control had occurred. Notwithstanding the foregoing or any other provision in the Indenture to the contrary, for the purposes of Section 4.10 hereof, the consummation of the transactions contem-plated by the Agreement and Plan of Merger dated as of March 28, 1996 between the Company and MWC Hold-ings, Inc., a Delaware corporation, shall not con-stitute a Change of Control."

                    SECTION 7. Operation of Proposed Amendments. Upon the execution and delivery of this Second Supplemen-tal Indenture by the Trustee and the Company, the Pro-posed Amendments contained herein will become effective but will not become operative until after the Notes validly tendered pursuant to the Company's Offer to Purchase and Consent Solicitation Statement, dated May 28, 1996, as may be amended from time to time (as so amended, the "Statement"), are accepted for purchase by the Company in accordance with the terms of such State-ment.

                    SECTION 8.  Miscellaneous.

                    (a) Except as expressly modified hereby, the Indenture is in all respects ratified and confirmed and all terms, provisions and conditions thereof are and shall remain in full force and effect.

                    (b)  All agreements of the Company and the
          Trustee, respectively, in this Second Supplemental Inden-ture shall bind their respective successors.

                    (c) This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

                    (d) If any provision of this Second Supplemen-tal Indenture limits, qualifies or conflicts with the duties imposed by TIA SECTION 318(c), the imposed duties shall control.

                    (e) The titles and headings of the sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                    (f) The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                    (g)  In case any provision of this Second
          Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

                           [SIGNATURE PAGE FOLLOWS]


                    IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the date first written above.

                                        HAYES WHEELS INTERNATIONAL,
                                         INC.

                                        By:________________________
                                           Name: William D. Shovers
                                           Title:  Vice President
                                                   Finance and Chief
                                                   Financial Officer

          [Seal]

                                        MANUFACTURERS AND TRADERS
                                         TRUST COMPANY

                                        By:_______________________
                                              Name:
                                              Title:

          [Seal]